Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION, CONTACT:
David D. Brown
(276) 326-9000

First Community Bankshares, Inc. Announces First Quarter 2026 Results and Quarterly Cash Dividend

Bluefield, Virginia – First Community Bankshares, Inc. (NASDAQ: FCBC) (www.firstcommunitybank.com) (the “Company”) today reported its unaudited results of operations and other financial information for the quarter ended March 31, 2026. The Company reported net income of $12.03 million, or $0.63 per diluted common share, for the quarter ended March 31, 2026.  When adjusted to exclude the impact of merger-related expenses associated with the acquisition of Hometown Bancshares, Inc and non-recurring expenses, net income was $13.83 million, or $0.73 per diluted common share.

The Company also declared a quarterly cash dividend to common shareholders of thirty-one cents, $0.31, per common share. The quarterly dividend is payable to common shareholders of record on May 15, 2026, and is expected to be paid on May 29, 2026. 2026 marks the 41st consecutive year of regular dividends to common shareholders and 2025 represented the 16th consecutive year of regular dividend increases.

On January 23, 2026, the Company completed the acquisition of Middlebourne, West Virginia-based, Hometown Bancshares, Inc. and its wholly owned subsidiary, Union Bank, Inc.

First Quarter 2026 Highlights

Income Statement

o	Net income of $12.03 million for the first quarter of 2026, was an increase of $209 thousand, or 1.77%, from the same quarter of 2025.
o	When adjusted for merger and non-recurring expenses, net income of $13.83 million was an increase of $2.01 million, or 17.02%, from the same period in 2025.
o	Net interest margin remained strong at 4.37% in the first quarter of 2026, up 3 basis points from the first quarter of 2025. Net interest rate spread increased 11 basis points to 4.05%, driving a $3.05 million, or 10.02%, increase in tax-equivalent net interest income. The improvement was primarily driven by an increase in the average balance of interest earnings assets and lower funding cost yields. Average earning assets increased $263.04 million, or 9.26%, contributing $2.67 million in additional interest income, while the yield of interest-bearing deposits declined 19 basis points, reducing interest expense by $393 thousand, or 8.07%.
o	Net interest income after provision for loan losses increased $2.94 million, or 9.80%, compared to March 31, 2025. The increase is attributable to an increase in average earnings assets and decreased funding costs.
o	Noninterest income increased approximately $1.23 million, or 12.00%, when compared to the same quarter of 2025. The increase is attributable primarily to an increase in other services charges and fees of $603 thousand, or 18.05%, and service charges on deposits of $349 thousand, or 9.10%. Noninterest expense increased $3.79 million, or 15.21%, when compared to the same period of 2025. The increase is attributable to merger expenses of $2.31 million and an increase in salaries and benefits of $1.03 million, or 7.74%. The merger expense is related to the recent acquisition of Hometown Bancshares, Inc.
o

Annualized return on average assets ("ROA") was 1.39% for the first quarter of 2026 compared to 1.49% for the same period of 2025.  Annualized return on average common equity ("ROE") was 9.29% for the first quarter of 2026 compared to 9.49% for the same period of 2025.

o	When adjusted for merger and non-recurring expenses, ROA was 1.60% for the first quarter of 2026 and ROE was 10.69%. Return on average tangible common equity continues to remain strong at 15.48% for the first quarter of 2026.

Balance Sheet and Asset Quality

o

The Company completed the strategic acquisition of Hometown Bancshares, Inc., on January 23, 2026.  Total assets of $393.81 million were acquired in the transaction increasing the Company's consolidated assets to $3.64 billion on March 31, 2026.  In addition, the Company issued 1.03 million common shares in the purchase resulting in an increase in capital of $35.07 million.  The purchase transaction created $1.73 million in goodwill and $8.59 million in other intangible assets.  Other major balance sheet components increased in the transaction with $171.04 million acquired loans and $357.72 million in deposits.

o

The Company's loan portfolio increased $141.27 million, or 6.10% from yearend 2025.  Excluding the Hometown transaction, the loan portfolio decreased approximately $29.77 million, or 1.29%.  Loan production for the first quarter of 2026 was $105.07 million, an increase of $27.16 million over first quarter of 2025.

o	Deposits increased $379.06 million, or 14.12% from December 31, 2025. Excluding the Hometown transaction, deposits increased $21.33 million, or 0.79%.
o

The Company repurchased 504,652 common shares for a total cost of $20.33 million during the first quarter of 2026.  Shares repurchase activity was suspended in the third quarter of 2025 in anticipation of the acquisition of Hometown Bancshares, Inc. and resumed upon its completion in the first quarter of 2026.

o

Non-performing loans to total loans decreased to 0.72%, a 0.12% reduction when compared with the same quarter of 2025.  The Company experienced net charge-offs for the first quarter of 2026 of $731 thousand, or 0.12%, of annualized average loans, compared to net charge-offs of $1.39 million, or 0.24%, of annualized average loans for the same period in 2025.

o	The allowance for credit losses increased $2.78 million, primarily driven by the $3.21 million impact of the Hometown transaction. The allowance for credit losses to total loans was 1.37% on March 31, 2026, compared to 1.42% on March 31, 2025.
o	Book value per share on March 31, 2026, was $ 27.64, an increase of $0.34 from year-end 2025.

Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this news release include “tangible book value per common share,” “return on average tangible common equity,” “adjusted earnings,” “adjusted diluted earnings per share,” “adjusted return on average assets,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” and certain financial measures presented on a fully taxable equivalent (“FTE”) basis. FTE basis is calculated using the federal statutory income tax rate of 21%.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to that comparable GAAP financial measure can be found in the attached tables to this press release.  While the Company believes certain non-GAAP financial measures enhance the understanding of its business and performance, they are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About First Community Bankshares, Inc.

First Community Bankshares, Inc., a financial holding company headquartered in Bluefield, Virginia, provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 61 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of March 31, 2026. First Community Bank offers wealth management and investment advice and services through its Trust Division and through its wholly owned subsidiary, First Community Wealth Management, which collectively managed and administered $1.77 billion in combined assets as of March 31, 2026. The Company reported consolidated assets of $3.64 billion as of March 31, 2026. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

This news release may include forward-looking statements. These forward-looking statements are based on current expectations that involve risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual results may differ materially. These risks include: changes in business or other market conditions; the timely development, production and acceptance of new products and services; the challenge of managing asset/liability levels; the management of credit risk and interest rate risk; the difficulty of keeping expense growth at modest levels while increasing revenues; changes in banking laws and regulations; the degree of competition by traditional and non-traditional competitors; the impact of natural disasters, extreme weather events, military conflict , terrorism or other geopolitical events; and other risks detailed from time to time in the Company’s Securities and Exchange Commission reports including, but not limited to, the Annual Report on Form 10-K for the most recent fiscal year end. Pursuant to the Private Securities Litigation Reform Act of 1995, the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except share and per share data)	2026	2025	2025	2025	2025
Interest income
Interest and fees on loans	$31,722	$31,232	$30,805	$30,637	$30,669
Interest on securities	2,198	1,221	1,050	1,029	1,238
Interest on deposits in banks	3,861	3,826	3,844	3,722	3,262
Total interest income	37,781	36,279	35,699	35,388	35,169
Interest expense
Interest on deposits	4,487	3,918	4,402	4,731	4,871
Interest on borrowings	-	-	-	-	-
Total interest expense	4,487	3,918	4,402	4,731	4,871
Net interest income	33,294	32,361	31,297	30,657	30,298
Provision for credit losses	378	36	-	(285)	321
Net interest income after provision	32,916	32,325	31,297	30,942	29,977
Noninterest income	11,457	11,429	10,889	10,340	10,229
Noninterest expense	28,737	27,624	26,279	25,455	24,944
Income before income taxes	15,636	16,130	15,907	15,827	15,262
Income tax expense	3,609	3,665	3,641	3,581	3,444
Net income	$12,027	$12,465	$12,266	$12,246	$11,818

Earnings per common share
Basic	$0.64	$0.68	$0.67	$0.67	$0.64
Diluted	$0.63	$0.68	$0.67	$0.67	$0.64
Cash dividends per common share
Regular	0.31	0.31	0.31	0.31	0.31
Special cash dividend	-	1.00	-	-	2.07
Weighted average shares outstanding
Basic	18,925,478	18,315,268	18,314,865	18,295,465	18,324,760
Diluted	19,032,945	18,390,550	18,400,289	18,400,793	18,451,321
Performance ratios
Return on average assets	1.39%	1.53%	1.53%	1.53%	1.49%
Return on average common equity	9.29%	9.63%	9.58%	9.84%	9.49%
Return on average tangible common equity(1)	13.46%	13.80%	13.82%	14.32%	13.79%

(1)	A non-GAAP financial measure defined as net income divided by average stockholders' equity less average goodwill and other intangible assets.

CONDENSED CONSOLIDATED QUARTERLY NONINTEREST INCOME AND EXPENSE (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2026	2025	2025	2025	2025
Noninterest income
Wealth management	$1,299	$1,181	$1,371	$1,222	$1,162
Service charges on deposits	4,185	4,292	4,520	4,120	3,836
Other service charges and fees	3,943	4,046	3,847	3,791	3,340
(Loss) gain on sale of securities	(2)	-	-	-	-
Other operating income	2,032	1,911	1,151	1,207	1,891
Total noninterest income	$11,457	$11,429	$10,889	$10,340	$10,229
Noninterest expense
Salaries and employee benefits	$14,367	$14,398	$14,351	$14,349	$13,335
Occupancy expense	1,666	1,306	1,508	1,290	1,576
Furniture and equipment expense	1,573	1,484	1,502	1,587	1,575
Service fees	2,789	2,648	2,728	2,475	2,484
Advertising and public relations	873	923	939	1,154	1,055
Professional fees	238	240	293	360	372
Amortization of intangibles	846	433	433	526	524
FDIC premiums and assessments	415	360	362	361	362
Merger expense	2,310	2,125	787	-	-
Other operating expense	3,660	3,707	3,376	3,353	3,661
Total noninterest expense	$28,737	$27,624	$26,279	$25,455	$24,944

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS (Unaudited)

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except per share data)	2026	2025	2025	2025	2025
Adjusted Net Income for diluted earnings per share	$12,027	$12,465	$12,266	$12,246	$11,818
Non-GAAP adjustments:
Loss on sale of securities	2	-	-	-	-
Merger expense	2,310	2,125	787	-	-
Total adjustments	2,312	2,125	787	-	-
Tax effect	509	434	152	-	-
Adjusted earnings, non-GAAP	$13,830	$14,156	$12,901	$12,246	$11,818

Adjusted diluted earnings per common share, non-GAAP	$0.73	$0.77	$0.70	$0.67	$0.64
Performance ratios, non-GAAP
Adjusted return on average assets	1.60%	1.74%	1.60%	1.53%	1.49%
Adjusted return on average common equity	10.69%	10.94%	10.08%	9.84%	9.49%
Adjusted return on average tangible common equity (2)	15.48%	15.67%	14.53%	14.32%	13.79%

(1)	Includes other non-recurring income and expense items.
(2)	A non-GAAP financial measure defined as adjusted earnings divided by average stockholders' equity less average goodwill and other intangible assets.

AVERAGE BALANCE SHEETS AND NET INTEREST INCOME ANALYSIS (Unaudited)

	Three Months Ended March 31,
	2026			2025
	Average		Average Yield/	Average		Average Yield/
(Amounts in thousands)	Balance	Interest(1)	Rate(1)	Balance	Interest(1)	Rate(1)
Assets
Earning assets
Loans(2)(3)	$2,434,351	$31,854	5.31%	$2,395,068	$30,757	5.21%
Securities available for sale	258,621	2,224	3.49%	149,266	1,261	3.43%
Interest-bearing deposits	410,338	3,865	3.82%	295,939	3,262	4.47%
Total earning assets	3,103,310	37,943	4.96%	2,840,273	35,280	5.04%
Other assets	413,222			373,791
Total assets	$3,516,532			$3,214,064

Liabilities and stockholders' equity
Interest-bearing deposits
Demand deposits	$780,138	$417	0.22%	$658,651	$180	0.11%
Savings deposits	997,222	3,097	1.26%	891,148	3,311	1.51%
Time deposits	216,089	964	1.81%	238,254	1,380	2.35%
Total interest-bearing deposits	1,993,449	4,478	0.91%	1,788,053	4,871	1.10%
Borrowings
Federal funds purchased	-	-	-	-	-	-
Retail repurchase agreements	2,565	9	1.44%	1,071	-	0.06%
Total borrowings	2,565	9	1.44%	1,071	-	0.06%
Total interest-bearing liabilities	1,996,014	4,487	0.91%	1,789,124	4,871	1.10%
Noninterest-bearing demand deposits	933,084			859,988
Other liabilities	62,507			60,167
Total liabilities	2,991,605			2,709,279
Stockholders' equity	524,927			504,785
Total liabilities and stockholders' equity	$3,516,532			$3,214,064
Net interest income, FTE(1)		$33,456			$30,409
Net interest rate spread			4.05%			3.94%
Net interest margin, FTE(1)			4.37%			4.34%

(1)	Interest income and average yield/rate are presented on a FTE, non-GAAP, basis using the federal statutory income tax rate of 21%.
(2)	Nonaccrual loans are included in the average balance; however, no related interest income is recorded during the period of nonaccrual.
(3)	Interest on loans includes non-cash and accelerated purchase accounting accretion of $490 thousand and $556 thousand for the three months ended March 31, 2026,and 2025, respectively.

CONDENSED CONSOLIDATED QUARTERLY BALANCE SHEETS (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands, except per share data)	2026	2025	2025	2025	2025
Assets
Cash and cash equivalents	$600,299	$512,240	$427,705	$395,057	$414,682
Debt securities available for sale, at fair value	267,522	132,688	131,314	132,535	129,659
Loans held for investment, net of unearned income	2,456,029	2,314,755	2,331,305	2,353,277	2,382,699
Allowance for credit losses	(33,543)	(30,761)	(31,597)	(33,020)	(33,784)
Loans held for investment, net	2,422,486	2,283,994	2,299,708	2,320,257	2,348,915
Premises and equipment, net	50,204	47,560	47,522	48,023	48,780
Other real estate owned	-	-	264	455	298
Interest receivable	9,856	8,720	9,121	8,787	9,306
Goodwill	145,672	143,946	143,946	143,946	143,946
Other intangible assets	18,841	11,098	11,531	11,964	12,490
Other assets	130,067	119,397	118,502	119,990	117,697
Total assets	$3,644,947	$3,259,643	$3,189,613	$3,181,014	$3,225,773

Liabilities
Deposits
Noninterest-bearing	$959,555	$896,255	$865,554	$873,677	$893,794
Interest-bearing	2,104,832	1,789,074	1,765,039	1,761,687	1,790,683
Total deposits	3,064,387	2,685,329	2,630,593	2,635,364	2,684,477
Securities sold under agreements to repurchase	3,181	1,214	1,429	1,016	908
Interest, taxes, and other liabilities	55,985	72,553	46,866	41,805	43,971
Total liabilities	3,123,553	2,759,096	2,678,888	2,678,185	2,729,356

Stockholders' equity
Common stock	18,861	18,335	18,315	18,311	18,327
Additional paid-in capital	184,684	170,358	169,569	169,358	169,867
Retained earnings	325,439	319,368	330,895	324,307	317,728
Accumulated other comprehensive loss	(7,590)	(7,514)	(8,054)	(9,147)	(9,505)
Total stockholders' equity	521,394	500,547	510,725	502,829	496,417
Total liabilities and stockholders' equity	$3,644,947	$3,259,643	$3,189,613	$3,181,014	$3,225,773

Shares outstanding at period-end	18,861,295	18,334,787	18,314,905	18,311,232	18,326,657
Book value per common share	$27.64	$27.30	$27.89	$27.46	$27.09
Tangible book value per common share(1)	18.92	18.84	19.40	18.95	18.55

(1)	A non-GAAP financial measure defined as stockholders' equity less goodwill and other intangible assets, divided by shares outstanding.

SELECTED CREDIT QUALITY INFORMATION (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Amounts in thousands)	2026	2025	2025	2025	2025
Allowance for Credit Losses
Balance at beginning of period:
Allowance for credit losses - loans	$30,761	$31,597	$33,020	$33,784	$34,825
Allowance for credit losses - loan commitments	355	319	319	312	341
Total allowance for credit losses beginning of period	31,116	31,916	33,339	34,096	35,166
Adjustments to beginning balance:
Allowance for credit losses - loans - Hometown acquisition	3,213	-	-	-	-
Net Adjustments	3,213	-	-	-	-
Provision for credit losses:
Provision for (recovery of) credit losses - loans	300	-	-	(292)	350
Provision for (recovery of) credit losses - loan commitments	78	36	-	7	(29)
Total provision for (recovery of) credit losses - loans and loan commitments	378	36	-	(285)	321
Charge-offs	(1,379)	(1,527)	(2,015)	(1,509)	(1,998)
Recoveries	648	691	592	1,037	607
Net charge-offs	(731)	(836)	(1,423)	(472)	(1,391)
Balance at end of period:
Allowance for credit losses - loans	33,543	30,761	31,597	33,020	33,784
Allowance for credit losses - loan commitments	433	355	319	319	312
Ending balance	$33,976	$31,116	$31,916	$33,339	$34,096

Nonperforming Assets
Nonaccrual loans	$17,672	$13,941	$16,514	$18,084	$19,974
Accruing loans past due 90 days or more	30	212	125	568	117
Total nonperforming loans	17,702	14,153	16,639	18,652	20,091
OREO	-	-	264	455	298
Total nonperforming assets	$17,702	$14,153	$16,903	$19,107	$20,389

Additional Information
Total modified loans	$2,736	$2,442	$2,291	$2,129	$2,124

Asset Quality Ratios
Nonperforming loans to total loans	0.72%	0.61%	0.71%	0.79%	0.84%
Nonperforming assets to total assets	0.49%	0.43%	0.53%	0.60%	0.63%
Allowance for credit losses to nonperforming loans	189.49%	217.35%	189.90%	177.03%	168.15%
Allowance for credit losses to total loans	1.37%	1.33%	1.36%	1.40%	1.42%
Annualized net charge-offs to average loans	0.12%	0.14%	0.24%	0.08%	0.24%